As filed with the Securities and Exchange Commission on September 18, 2001

                                                         Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                                    NN, INC.
            (Exact name of Registrant as specified in its charter)

              Delaware                                       62-1096725
              (State or other jurisdiction                (I.R.S. Employer
               of incorporation or organization)           Identification No.)

                  2000 Water's Edge Drive, Building C, Suite 12
                             Johnson City, TN 37604
  (Address, including zip code, of Registrant's principal executive offices)

                          NN, Inc. Stock Incentive Plan

            Roderick R. Baty                 copy to:
            Chief Executive Officer          James Ash, Esq.
            NN, Inc.                         Blackwell  Sanders Peper Martin LLP
            2000 Water's Edge Drive,         2300 Main Street, Suite 1100
            Building C, Suite 12             Kansas City, MO 64108
            Johnson City, TN 37604           (816) 983-8000
            (423) 743-9151

           (Name, address, telephone number, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                   Proposed     Proposed
   Title of securities to be      Amount to be     maximum       maximum      Amount of
           registered              Registered      Offering     Aggregate    registration
                                                  price per     offering         fee
                                                    share         price
-------------------------------------------------------------------------------------------
Common Stock, par value $.01     825,000 shares   $8.22(1)   $6,781,500(1)   $1,695.38
per share
-------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant's Common Stock as listed on the NASDAQ Stock Market on September 17, 2001.

                                EXPLANATORY NOTE





               As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:     Incorporation of Documents by Reference

      The following documents filed with the Commission by NN, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 filed on April 16, 2001;

     2. The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001 filed on August 14, 2001;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed on August 14, 2001;

     4. The Company's Definitive Proxy Statement on Form 14A filed April 16, 2001; and

     5. The description of the Company's Common Stock set forth in the Form S-1 Registration Statement effective March 14, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a report or other document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed report or other document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Certain statements contained herein and in the related prospectus or incorporated by reference herein or in the related prospectus constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Certain factors discussed herein and in the related prospectus or in the Company's Exchange Act filings with the Commission could cause actual results to differ materially from those in the forward-looking statements.

Item 4: Description of Securities

      Not applicable.

Item 5:      Interests of Named Experts and Counsel

      Not Applicable.

Item 6: Indemnification of Directors and Officers

     The Company has entered into indemnification agreements with certain officers and directors of the Company. Under these agreements, the Company agrees to hold harmless and indemnify each indemnitee generally to the full extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL") and against any and all liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee has, is or at the time becomes a director or officer of the Company or any other entity at the request of the Company.

     Section 145 permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action (whether civil, criminal, threatened or investigative) for reason of their being officers or directors. The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, in the case of criminal proceedings, he had no reasonable cause to believe that his conduct was illegal. The corporation may indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

     The Company has obtained liability insurance coverage for its officers and directors with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 7: Exemption from Registration Claimed

      Not applicable.


Item 8: Exhibits

     4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1--File No. 33-74694).

     4.2 NN Ball & Roller, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 - File No. 33-74694).

     4.3 Stockholder Agreement, dated February 22, 1994, among certain stockholders of the Company (incorporated by reference to Exhibit
          10.18 to the Company's Registration Statement on Form S-1 - File No. 33-74694).

     4.4 Stock Option Agreement, dated as of July 3, 1995, between the Company and Roderick R. Baty (incorporated by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

     4.5 Form of Stock Option Agreement, dated December 7, 1998 between the Company and the non-employee directors of the Company (incorporated by reference to Exhibit 10.15 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

     4.6 Amendment No. 1 to the Stock Incentive Plan increasing the number of shares of Common Stock available for Awards by 500,000 shares to a total of 1,625,000 shares (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-8 filed on November 30, 2000 - File No. 333-50934).

     4.7 Amendment No. 2 to the Stock Incentive Plan increasing the number of shares of Common Stock available for Awards by 825,000 shares to a total of 2,450,000 shares and renaming the Stock Incentive Plan the NN, Inc. Stock Incentive Plan.

     5    Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company

     23.1 Consent of Blackwell Sander Peper Martin LLP (included in Exhibit 5).

     23.2 Consent of KPMG LLP.

     23.3 Consent of PriceWaterhouseCoopers LLP

     24   Powers of Attorney (included in signature page to Registration
          Statement).


Item 9: Undertakings

Rule 415 Offering.

      The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

      The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnson City, State of Tennessee, on September 13, 2001.

                                    NN, INC.
                                    (Registrant)


                                    By:  /s/ Roderick R. Baty
                                        _________________________________
                                        Roderick R. Baty
                                        Chairman of the Board,
                                        Chief Executive Officer, and
                                        President



      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of NN, Inc., hereby severally constitute Roderick R. Baty and David L. Dyckman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable NN, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                      Title                       Date


/s/ Roderick R. Baty
__________________________  Chairman of the Board, Chief   September 13, 2001
Roderick R. Baty            Executive Officer, and
                            President (Principal
                            Executive Officer)

/s/ Michael D. Huff
__________________________  Director                       August 27, 2001
Michael D. Huff

/s/ Michael E. Werner
__________________________  Director                       August 27, 2001
Michael E. Werner

/s/ G. Ronald Morris
__________________________  Director                       August 27, 2001
G. Ronald Morris

/s/ Steven T. Warshaw
__________________________  Director                       August 27, 2001
Steven T. Warshaw


/s/ James L. Earsley
__________________________  Director                       August 27, 2001
James L. Earsley


/s/ David L. Dyckman
__________________________  Vice President - Business      August 27, 2001
David L. Dyckman            Development and Chief
                            Financial Officer (Principal
                            Financial Officer)

/s/ William C. Kelly
__________________________  Treasurer, Secretary and       August 27, 2001
William C. Kelly            Chief Accounting Officer
                            (Principal Accounting Officer)

                                Index of Exhibits
Exhibit
Number   Document


4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1--File No. 33-74694).

4.2  NN Ball & Roller, Inc. Stock Incentive Plan (incorporated by reference to
     Exhibit 10.1 to the Company's Registration Statement on Form S-1 - File No. 33-74694).

4.3 Stockholder Agreement, dated February 22, 1994, among certain stockholders of the Company (incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-1 - File No. 33-74694).

4.4 Stock Option Agreement, dated as of July 3, 1995, between the Company and Roderick R. Baty (incorporated by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
     1995).

4.5 Form of Stock Option Agreement, dated December 7, 1998 between the Company and the non-employee directors of the Company (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

4.6 Amendment No. 1 to the Stock Incentive Plan increasing the number of shares of Common Stock available for Awards by 500,000 shares to a total of 1,625,000 shares (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-8 filed on November 30, 2000 - File No. 333-50934).

4.7 Amendment No. 2 to the Stock Incentive Plan increasing the number of shares of Common Stock available for Awards by 825,000 shares to a total of 2,450,000 shares and renaming the Stock Incentive Plan the NN, Inc. Stock Incentive Plan.

5    Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.

23.1 Consent of Blackwell Sander Peper Martin LLP (included in Exhibit 5).

23.2 Consent of KPMG LLP, Independent Accountants.

23.3 Consent of PriceWaterhouseCoopers LLP.

24   Powers of Attorney (included in signature page to Registration Statement).